Exhibit 10.10

OPTION TO ACQUIRE INTEREST
UNDER PURCHASE CONTRACT

THIS OPTION TO ACQUIRE INTEREST UNDER PURCHASE CONTRACT (this “Agreement”) is entered into as of June 1, 1993, by and between KB ENTERPRISES, a Nevada corporation, (“Grantor”), and BOULDER STATION, INC., a Navada corporation (“Holder”).

RECITALS

1.             Pursuant to that certain Ground Lease of even date herewith (the “Ground Lease”) by and between Grantor, as Landlord, and Holder, as Tenant, Grantor leases to holder that certain real property (the “Leased Lands”) located in Clark county, Nevada and more particularly described in the around Lease.

2.             Pursuant to that certain Offer and Acceptance Agreement and Earnest Money Receipt (the “Purchase Contract”) dated as of November 9, 1992 by and between (i) Grantor, as purchaser and (ii) Hermanson of Navada, Inc. and Jeff Hermanson as trustee for the Dava Hermanson and Esther R. Hermanson 1982 Living Trust, as seller (“Seller”), Grantor agreed, on the terms and conditions of the Purchase contract, to acquire from Seller that certain real property contiguous to the Leased Lands and more particularly described on Exhibit A attached hereto (the “Property”).

3.             Grantor desires to grant to Holder the Assignment Option (as defined below).

AGREEMENT

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.             GRANT OF ASSIGNMENT OPTION.

Subject to all of the terms and conditions of this Agreement, Grantor hereby grants to Holder and Holder hereby accepts, an exclusive right and option (the “Assignment option”) to acquire by assignment from Grantor all of Grantor’s rights, titles and interest in, to and. under the Purchase Contract.

2.             PROVISIONS GOVERNING THE OPTION.

(a)           Unless the Assignment Option is exercised by Holder as provided below, this Agreement shall expire on the first to occur of (i) two years after the date hereof, or (ii) the date on which Grantor acquires the Property pursuant to the Purchase contract.

(b)           Holder way exercise the Assignment Option by giving written notice to Grantor at any time prior to the acquisition of the property by Grantor pursuant to the Purchase Contract.  Within five (5) days after holder delivers such notice to Grantor, Grantor shall execute and deliver to Holder an Assignment Agreement in the term reasonably satisfactory to Holder.

3.             PURCHASE CONTRACT.

Grantor shall not (i) amend, modify, alter, terminate or extend the time for performance under the purchase Contract without Holder’s consent or (ii) default in respect of Its obligations under the Purchase contract.

4.             MISCELLANEOUS.

4.1           A11 Exhibits attached hereto are incorporated herein by reference.

4.2           Each individual and entity executing this Agreement hereby personally represents and warrants that he or it has the capacity set forth on the signature pages hereof with full power and Authority to bind the Party on whose behalf he or it is executions Agreement to the terms hereof.

4.3           This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement.  Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver my by party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

4.4           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

4.5           Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

4.6           The parties agree to execute such instructions and instruments and to do such further acts as may be reasonably necessary to carry out the previsions of this Agreement.

4.7           Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

4.8           The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto.

Section and paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

4.9           This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada.

4.10         If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees, costs and expenses incurred in connection with the prosecution or defense of such action.  For purposes of this Agreement, the term “attorney’s fees” or “attorney’s fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, Photostat, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

4.11         This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative. as of the day and year first above written.

“GRANTOR”	KS INTERPRIESES, a Nevada corporation

	By:	/s/ Frank J. Fertitta, Jr.
Name: Frank J. Fertitta, Jr.
Title:

“HOLDER”	BOULDER STATION, INC., a Nevada corporation

	By:	/s/ Frank J. Fertitta, Jr.
Name: Frank J. Fertitta, Jr.
Title:

consented and Agreed to on this            day of                                     , 1993:

“SELLER”	HERMANSON OF NEVADA, INC., a corporation

By:
Name:
Title:

THE DAVE HERMANSON AND ESTHER R. HERMANSON 1982 LIVING TRUST

	By:	/s/ Jeff Hermanson
Jeff Hermanson, trustee